Exhibit 10.17

SIXTH AMENDMENT TO THIRD

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Sixth Amendment”) is made and entered into as of the 29th day of September, 2004, by and among MTR GAMING GROUP, INC., a Delaware corporation (“MTRI”), MOUNTAINEER PARK, INC., a West Virginia corporation (“MPI”), SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation (“SGLVI”), SPEAKEASY GAMING OF RENO, INC., a Nevada corporation (“SGRI”), PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation (“PIDI”), SCIOTO DOWNS, INC., an Ohio corporation (“SDI”), successor by merger to RACING ACQUISITION, INC., an Ohio corporation and SPEAKEASY GAMING OF FREMONT, INC., a Nevada corporation (“SGFI” and together with MTRI, MPI, SGLVI, SGRI, PIDI and SDI, collectively referred to as the “Borrowers”), WELLS FARGO BANK, National Association, NATIONAL CITY BANK OF PENNSYLVANIA, BRANCH BANKING AND TRUST COMPANY and THE CIT GROUP/EQUIPMENT FINANCING, INC. (each individually a “Lender” and collectively the “Lenders”), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the “Swingline Lender”), WELLS FARGO BANK, National Association, as the issuer of letters of credit (in such capacity, together with it successors and assigns, the “L/C Issuer”), and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the “Agent Bank” and, together with the Lenders, Swingline Lender and L/C Issuer collectively referred to as the “Banks”).

R_E_C_I_T_A_L_S:

WHEREAS:

A.            MTRI, MPI, SGLVI, SGRI, PIDI and SDI, as borrowers, and Banks entered into a Third Amended and Restated Credit Agreement dated as of March 28, 2003, as amended by First Amendment to Amended and Restated Credit Agreement dated as of June 18, 2003, as further amended by Second Amendment to Amended and Restated Credit Agreement dated as of November 12, 2003, as further amended by Third Amendment to Third Amended and Restated Credit Agreement dated as of February 25, 2004, as further amended by Fourth Amendment to Third Amended and Restated Credit Agreement dated as of June 4, 2004 and as further amended by Fifth Amendment to Third Amended and Restated Credit Agreement dated as of September 24, 2004 (collectively, the “Existing Credit Agreement”) for the purpose of establishing a revolving line of credit in the principal amount of Fifty Million Dollars ($50,000,000.00), including subfacilities for the funding of swingline advances and issuance of Letters of Credit.

B.            International Paper Company, a New York corporation (“International Paper”), as seller, and Tecnica Development Corp., a Pennsylvania corporation (“Tecnica”), as purchaser, entered into an Agreement of Sale dated March 9, 2004 (the “IP Sale Agreement”) under the terms of which International Paper agreed to sell to Tecnica and Tecnica agreed to purchase from International Paper on the terms and subject to the conditions set forth therein, approximately two hundred fifteen (215) acres of land more particularly described on Exhibit A to the IP Sale Agreement (the “IP Site”).  Tecnica has assigned to PIDI and PIDI has assumed all of Tecnica’s rights, obligations and responsibilities under the IP Sale Agreement pursuant to an Assignment and Assumption of Purchase Agreement dated as of September 7, 2004.

C.            PIDI and International Paper have or are about to enter into a Consent Order and Agreement (“Consent Order”) with the Commonwealth of Pennsylvania, Department of Environmental Protection (“DEP”) concerning the remediation of the “Identified Contamination” described in the Consent Order in accordance with a remediation plan to be proposed by PIDI.

D.            PIDI is considering the development of the IP Site as a thoroughbred racetrack, gaming and entertainment complex, including clubhouse, hotels and amenities, exhibition halls, restaurants, retail outlets, recreation and entertainment facilities, boating and related facilities, along with related supporting animal care and receiving barns, stables, jockey motel complex and parking facilities (collectively, the “Erie Project”).  Development of the Erie Project at the IP Site is contingent upon, amongst other factors, the Pennsylvania Racing Commission approving the location of the race track and related gaming facilities at the IP Site.

E.             The Borrower Consolidation has requested Banks to amend the Existing Credit Agreement for the purpose of evidencing certain consents and modifications relating to the acquisition by PIDI of the IP Site in accordance with the terms of the IP Sale Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the amendments and modifications to the Existing Credit Agreement as specifically hereinafter provided as follows:

1.             Definitions.  As of the Effective Date, Section 1.01 of the Existing Credit Agreement entitled “Definitions” shall be and is hereby amended to include the following definitions.  Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

“Consent Order” shall have the meaning ascribed to such term in Recital Paragraph C of the Sixth Amendment.

“Credit Agreement” shall mean the Existing Credit Agreement as amended by the Sixth Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

“DEP” shall have the meaning ascribed to such term in Recital Paragraph C.

“Erie Project” shall have the meaning ascribed to such term in Recital Paragraph D of the Sixth Amendment.

“Existing Credit Agreement” shall have the meaning set forth in Recital Paragraph A of the Sixth Amendment.

“International Paper” shall have the meaning ascribed to such term in Recital Paragraph B of the Sixth Amendment.

“IP Sale Agreement” shall have the meaning ascribed to such term in Recital Paragraph B of the Sixth Amendment.

“IP Site” shall have the meaning ascribed to such term in Recital Paragraph B of the Sixth Amendment.

“Sixth Amendment” shall mean the Sixth Amendment to Third Amended and Restated Credit Agreement dated as of September 29, 2004.

“Sixth Amendment Effective Date” shall mean September 30, 2004, subject to the satisfaction of each of the Conditions Precedent set forth in Paragraph 4 of the Sixth Amendment.

“Tecnica” shall have the meaning ascribed to such term in Recital Paragraph B of the Sixth Amendment.

2.             Restatement of Section 6.08.  As of the Sixth Amendment Effective Date, Section 6.08 of the Existing Credit Agreement entitled “Investment Restrictions”

shall be and is hereby deleted in its entirety and the following is substituted as a full restatement thereof:

“Section 6.08.  Investment Restrictions.  Other than Investments permitted hereinbelow or approved in writing by Requisite Lenders, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

a.             Cash, Cash Equivalents and direct obligations of the United States Government;

b.             Prime commercial paper (AA rated or better);

c.             Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

d.             Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

e.             Insider Cash Loans not exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate during any Fiscal Year, provided that each of such Insider Cash Loans shall bear interest at a rate no less than the Prime Rate plus one percent (1.0%) per annum and shall in each instance be fully due and payable on or before two (2) years from the date such Insider Cash Loan is advanced by any member of the Borrower Consolidation;

f.              Insider Non-Cash Loans to the extent permitted by Law;

g.             the amounts owing to SGRI under the terms of the RRLLC Note and SGRI Loan Documents;

h.             Capital Expenditures to the extent permitted under Section 6.06;

i.              Share Repurchases up to the maximum cumulative aggregate amount of Thirty Million Dollars ($30,000,000.00) during the period commencing on the Closing Date and ending at Credit Facility Termination;

j.              New Venture Investments, exclusive of the acquisition of the Horseshoe Property as provided in subparagraph k below, but including, without limitation, the Scioto Merger and all Alternative Payments which may be made under the terms thereof following the Scioto Merger Effective Date, the exercise of the option to acquire the Green Shingle Property or any other Acquisition made in connection with the SDI Facility, the PIDI Facility or any New Venture, no greater than the cumulative maximum aggregate amount of Fifty Million Dollars ($50,000,000.00) through Credit Facility Termination, so long as (except with respect to the IP Site as provided in Subparagraph (n) below:

(i)            in each instance the New Venture or assets acquired by such New Venture Investment is concurrently pledged as additional Collateral securing the Bank Facilities;

(ii)           each of the New Acquisition Certifications are made and delivered by Borrowers with respect to any real property to be added as Collateral; and

(iii)          no Default or Event of Default shall have occurred and remains continuing;

k.             Acquisition of the Horseshoe Property pursuant to the terms of the HHLV Purchase Agreement and Joint Operating Agreement, so long as:

(i)            concurrently with the Horseshoe Acquisition Date and the effective date of the Joint Operating Agreement, SGFI’s right to all payments to be paid to SGFI under the Joint Operating Agreement, including, without limitation, the “Speakeasy’s Remittance Amounts,” as therein defined, be collaterally assigned to and a security interest perfected in favor of Agent Bank, on behalf of the Banks;

(ii)           Agent Bank is designated with SGFI as an additional loss payee and party insured pursuant to Section 7.02 of the Joint Operating Agreement, under the policies of insurance maintained pursuant to Section 7.01 of the Joint Operating Agreement; and

(iii)          no Default or Event of Default shall have occurred and remains continuing;

l.              the Green Shingle Loan up to the maximum amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00), subject to compliance with the requirements of Section 3.21(c);

m.            Investments made in MTR Harness up to the maximum cumulative aggregate amount of Ten Million Dollars ($10,000,000.00); and

n.             Acquisition of the IP Site pursuant to the terms of the IP Sale Agreement  may be consummated by PIDI without complying with the requirements of Subparagraphs (j) (i) and (ii) above, so long as: (x) on or before the date upon which PIDI acquires title to the IP Site, International Paper and PIDI obtain the environmental insurance coverage described in Paragraph 17(f) of the IP Sale Agreement in an aggregate amount no less than Ten Million Dollars ($10,000,000.00) for a term no less than ten (10) years naming Agent Bank as an additional  insured, and (y) the Borrower Consolidation does not expend in excess of the cumulative aggregate amount of Six Million Dollars ($6,000,000.00) for the acquisition, remediation and development of the IP Site without the prior written consent of Requisite Lenders.  In no event shall Borrowers permit any Lien to be filed against or to encumber the IP Site, except in favor of Agent Bank as provided in Section 5.32 hereinbelow.

3.             Addition of Section 5.32 regarding IP Site Acquisition Date Requirements.  As of the Sixth Amendment Effective Date, Section 5.32 entitled “IP Site Acquisition Date Requirements” shall be and is hereby added to the Existing Credit Agreement as follows:

“Section 5.32.  Post IP Site Acquisition Date Requirements.  At such time as the Borrower Consolidation has complied or caused compliance with each requirement and environmental remediation set forth in the Consent Order as applicable to Borrowers, Borrowers shall give written notice of such full compliance to Agent Bank.  Following receipt of such written notice, Agent Bank may request, in its sole and absolute discretion, compliance with Section 6.08(j)(i) and (ii) with respect to the IP Site.  Upon receipt of such request Borrowers shall and do hereby agree to cause PIDI to promptly:

a.             complete any remaining remediations and/or recommended actions necessary for the issuance of a certificate of closure or completion from the DEP under the Consent Order which shall be deemed sufficient for the execution of a New Acquisition Certification with respect to the IP Site in accordance with the requirements set forth in (c) of the definition of New Acquisition Certifications, which New Acquisition Certifications shall be delivered to Agent Bank;

b.             execute all security instruments deemed necessary by Agent Bank to cause the IP Site and all other leases and assets then owned or controlled by PIDI at the IP Site to be pledged with a first priority Lien as additional Collateral securing the Bank Facilities; and

c.             cause the insurance company or companies that issued the environmental insurance coverages described in Section 6.08(n)(x) above to issue endorsements to such coverages naming Agent Bank as the mortgagee, loss payee and additional insured, and an endorsement providing that in the event that Agent Bank acquires ownership of all or any portion of the IP Site by foreclosure or deed in lieu of foreclosure that Agent Bank shall be a named insured thereunder.”

4.             Conditions Precedent to Sixth Amendment Effective Date.  The occurrence of the Sixth Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below on or before September 30, 2004:

a.     due execution by Borrowers and Agent Bank of six (6) duplicate originals of this Sixth Amendment;

b.     reimbursement to Agent Bank by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Sixth Amendment, but not limited to, reasonable attorneys’ fees of Henderson & Morgan, LLC and all other like expenses remaining unpaid as of the Sixth Amendment Effective Date; and

c.     such other documents, instruments or conditions as may be reasonably required by Agent Bank.

5.             Representations of Borrowers.  Borrowers hereby represent to the Banks, which representations shall survive the Sixth Amendment Effective Date and be deemed incorporated into Article IV of the Credit Agreement, that:

a.     the representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the Sixth Amendment Effective Date in all material respects as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank or, where applicable, the Requisite Lenders;

b.     since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change has occurred;

c.     the IP Sale Agreement and the Consent Order delivered to the Agent Bank as of the Sixth Amendment Effective Date have not been further revised or modified;

d.     after giving effect to the Sixth Amendment, no event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

e.     the execution, delivery and performance of this Sixth Amendment has been duly authorized by all necessary action of Borrowers and this Sixth Amendment constitutes the valid, binding and enforceable obligation of Borrowers.

6.             Incorporation by Reference.  This Sixth Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

7.             Governing Law.  This Sixth Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

8.             Counterparts.  This Sixth Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

9.             Continuance of Terms and Provisions.  All of the terms and provisions of the Credit Agreement shall remain unchanged except as specifically modified herein.

IN WITNESS WHEREOF, Borrowers and the Agent Bank (acting on behalf of the Lenders pursuant to Section 10.11 of the Credit Agreement) have executed this Sixth Amendment as of the day and year first above written.

BORROWERS:

MTR GAMING GROUP, INC., a Delaware corporation

By	/s/ Edson R. Arneault
Edson R. Arneault, President

MOUNTAINEER PARK, INC., a West Virginia corporation

By	/s/ Edson R. Arneault
Edson R. Arneault, President

SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation

By	/s/ Edson R. Arneault
Edson R. Arneault, President

SPEAKEASY GAMING OF RENO, INC., a Nevada corporation

By	/s/ Edson R. Arneault
Edson R. Arneault, President

PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation

By	/s/ Edson R. Arneault
Edson R. Arneault, President

SCIOTO DOWNS, INC., an Ohio corporation, successor by merger to RACING ACQUISITION, INC., an Ohio corporation

By	/s/ Edson R. Arneault
Edson R. Arneault, President

SPEAKEASY GAMING OF FREMONT, INC., a Nevada corporation

By	/s/ Edson R. Arneault
Edson R. Arneault, President

AGENT BANK:

WELLS FARGO BANK, National Association, Agent Bank, on behalf of the Lenders, Swingline Lender and L/C Issuer

By	/s/ Rochanne Hackett
Rochanne Hackett, Vice President